September 2,

2019

I, Juan Sebastian Gutierrez Lavin, effective September 2, 2019, hereby resign any and all Dinector an Officer positions I hold with Active Health Foods, Inc.

Juan Sebastian Gutierrez Lavin

EXHIBIT "A"